As filed with the Securities and Exchange Commission on September 20, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Montpelier Re Holdings Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-0428969
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

Mintflower Place	CT Corporation System
8 Par-La-Ville Road	111 Eighth Avenue
Hamilton HM 08	New York, New York 10011
Bermuda	Telephone: (212) 590-9200
Telephone: (441) 296-5550
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

MRH Capital Trust I
(Exact Name of Registrant as Specified in Its Charter)

Delaware	Not applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

Mintflower Place	CT Corporation System
8 Par-La-Ville Road	111 Eighth Avenue
Hamilton HM 08	New York, New York 10011
Bermuda	Telephone: (212) 590-9200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

MRH Capital Trust II
(Exact Name of Registrant as Specified in Its Charter)

Delaware	Not applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

Mintflower Place	CT Corporation System
8 Par-La-Ville Road	111 Eighth Avenue
Hamilton HM 08	New York, New York 10011
Bermuda	Telephone: (212) 590-9200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Ethan James, Esq.	Michael Groll, Esq.
Davis Polk & Wardwell	LeBoeuf, Greene & MacRae LLP
450 Lexington Avenue	125 West 55th Street
New York, NY 10017	New York, NY 10019-5389
(212) 450-4000	(212) 424-8000

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest investment plans, please check the following box.  ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-112792

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ __________
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class		Amount Of
Of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price	Registration Fee

Primary Offering (2)(3)	$20,500,000	$2,412.85
Common Shares (4)
Preference Shares (5)
Depositary Shares (6)
Debt Securities (7)
Warrants to Purchase Common Shares
Warrants to Purchase Preference Shares
Warrants to Purchase Debt Securities
Purchase Contracts
Purchase Units
Preferred Securities of MRH Capital Trust I
Preferred Securities of MRH Capital Trust II
Guarantee of Preferred Securities of MRH Capital
Trust I and certain backup undertakings (8)
Guarantee of Preferred Securities of MRH Capital
Trust II and certain backup undertakings (8)
Secondary Offering:
Common Shares of the Company
Total:	$20,500,000	$2,412.85

(1)	These offered securities may be sold separately, together or as units with other offered securities.
(2)	Such indeterminate number or amount of common shares, preference shares, depositary shares, debt securities, warrants, purchase contracts and purchase units of the Company and preferred securities of MRH Capital Trust I and preferred securities of MRH Capital Trust II as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as Euros). In no event will the aggregate maximum offering price of all securities issued by the Company, MRH Capital Trust I and MRH Capital Trust II pursuant to this Registration Statement exceed $20,500,000, or if any debt securities are issued with original issue discount, such principal amount as shall result in an initial offering price of $20,500,000.
(3)	Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common shares, preference shares or debt securities that are issued by the Company upon conversion or exchange of debt securities, preference shares or depositary shares registered hereunder.
(4)	Also includes such presently indeterminate number of common shares as may be issued by the Company (a) upon conversion of or exchange for any debt securities or preference shares that provide for conversion or exchange into common shares, (b) upon exercise of warrants to purchase common shares or (c) pursuant to purchase contracts.
(5)	Also includes such presently indeterminate number of preference shares as may be issued by the Company (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preference shares, (b) upon exercise of warrants to purchase preference shares or (c) pursuant to purchase contracts.
(6)	To be represented by depositary receipts representing an interest in all or a specified portion of a common share or preference share.
(7)	Debt securities of the Company, which may be senior or subordinated.
(8)	No separate consideration will be received for the guarantees. The guarantees include the rights of holders of the preferred securities under the guarantees and certain undertakings, comprising obligations of the Company under a junior subordinated indenture and any supplemental indentures thereto and under the applicable trust agreement to provide certain indemnities in respect of, and be responsible for certain costs, expenses, debts and liabilities of MRH Capital Trust I and/or MRH Capital Trust II, as described in the Registration Statement. All obligations under the applicable trust agreement including the indemnity obligation are included in the back-up undertakings.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Incorporation by Reference of Registration Statement on Form S-3, File No. 333-112792

     This registration statement is being filed with respect to the registration of additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

     Montpelier Re Holdings Ltd. (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-112792) declared effective on February 23, 2004 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

     The required consent and opinion are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on this date, September 20, 2005.

Montpelier Re Holdings Ltd.

By:	/s/ Anthony Taylor

	Name:	Anthony Taylor
	Title:	Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

/s/ Anthony Taylor	Chairman, President and Chief Executive
Officer and Director (Principal Executive
Anthony Taylor	Officer)	September 20, 2005

/s/ Kernan Oberting	Executive Vice President and Chief
Financial Officer
Kernan Oberting	(Principal Financial Officer)	September 20, 2005

/s/ Neil McConachie
Senior Vice President and Treasurer
Neil McConachie	(Principal Accounting Officer)	September 20, 2005

*

John D. Gillespie	Director	September 20, 2005

*

Raymond Barrette	Director	September 20, 2005

*

G. Thompson Hutton	Director	September 20, 2005

*

Raymond M. Salter	Director	September 20, 2005

*

Allan W. Fulkerson	Director	September 20, 2005

*

William Spiegel	Director	September 20, 2005

*

Steven J. Gilbert	Director	September 20, 2005

*

Kamil M. Salame	Director	September 20, 2005

*

K. Thomas Kemp	Vice President and Director	September 20, 2005

*

John F. Shettle, Jr.	Director	September 20, 2005

*
Authorized Representative in the United
John D. Gillespie	States	September 20, 2005

*By:	/s/ Thomas George Story Busher

Thomas George Story Busher
(Attorney in fact)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on this date, September 20, 2005.

MRH Capital Trust I

By:	Montpelier Re Holdings Ltd., as Depositor

By:	/s/ Neil McConachie

	Name:	Neil McConachie
	Title:	Senior Vice President and Treasurer

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on this date, September 20, 2005.

MRH Capital Trust II

By:	Montpelier Re Holdings Ltd., as Depositor

By:	/s/ Neil McConachie

	Name:	Neil McConachie
	Title:	Senior Vice President and Treasurer

EXHIBITS

Exhibit number	Description

5.1	Opinion of Conyers Dill & Pearman
23.1	Consent of PricewaterhouseCoopers (Bermuda)
24.1	Power of Attorney by John F. Shettle, Jr.